UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 9, 2004

ACTIVEWORLDS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wall Street, 58th Floor, New York, NY 10005]

(Address of Principal Executive Office) (Zip Code)

(212) 509-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On September 9, 2004 we entered into a letter of intent to acquire Hi-G-Tek, Ltd. (“Hi-G-Tek”) in a transaction expected to be treated as a reverse acquisition (the “Reverse Acquisition”). In connection with the Reverse Acquisition, we will acquire a Delaware corporation which will be the parent of Hi-G-Tek in exchange for 43,183,880 shares of our outstanding common stock. Current stockholders will own 5,317,166 shares. As part of the transaction, we are required to have no less than $3,450,000 of cash in our bank account at Closing. We plan to raise the additional capital through a private offering of our common stock and warrants which will result in a total of 5,790,017 shares of common stock sold at $0.54 per share and warrants issued to purchase 2,895,009 shares of common stock at a strike price of $3.00 per share.

Closing is expected to occur within 60 days and is subject to customary closing conditions. The letter of intent is binding subject to each party’s satisfactory completion of its due diligence investigation and the execution of definitive agreements.

Item 9.01  Financial Statements and Exhibits.

99.1

Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTIVEWORLDS CORP.

Date: September 14, 2004	By:	/s/ SEAN DESON
Sean Deson President

INDEX TO EXHIBITS

99.1

Letter of Intent